Exhibit #99.2

ATLANTIC PHARMACEUTICALS, INC. AND SUBSIDIARIES

(a development stage company)
Consolidated Statements of Operations (Unaudited)
For the period from January 1, 1997 to May 31, 1997

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                                                       Period Ended May 31, 1997
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Revenue:
     Grant revenue                                                        2,288
Total Revenue                                                             2,288
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Costs and expenses:
     Research and development                                       $   437,771
     License fees                                                           --
     General and administrative                                       1,096,156

Total operating expenses                                              1,533,927
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Other expense (income):
     Interest income                                                    (32,725)
     Interest expense                                                       --

Total other expense (income)                                            (32,725)
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Net loss                                                             (1,498,914)
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Net loss per share                                                  $     (0.32)
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Shares used in calculation
     of net loss per share                                            2,913,720
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